Exhibit 4
                                    ---------

                                                       177 MADISON AVENUE
                    EMMET, MARVIN & MARTIN, LLP   MORRISTOWN, NEW JERSEY 07960
                        COUNSELLORS AT LAW               (973) 538-5600
                                                       FAX: (973) 538-6448
                               _____

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                     New York, New York 10271             2ND FLOOR
                               _____            STAMFORD, CONNECTICUT 06902-4543
                                                       (203) 425-1400
Writer's Direct Dial      (212) 238-3000             FAX: (203) 425-1410

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                        Fax: (212) 238-3100
                     http://www.emmetmarvin.com


                                                                    June 1, 2006

The Bank of New York
  as Depositary
101 Barclay Street
New York, New York, 10286

Re:   American Depositary Receipts for common stock of Cresud S.A.C.I.F. y A.
      -----------------------------------------------------------------------

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for common shares of Cresud S.A.C.I.F. y A. for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This  opinion  may  be  used  by  you as an  exhibit  to the  Registration
Statement.

                                                               Very truly yours,
                                                  /s/ Emmet, Marvin & Martin LLP
                                                     EMMET, MARVIN & MARTIN, LLP